Exhibit 10.6

FORM OF TAX PROTECTION AGREEMENT

This Tax Protection Agreement (this "Agreement"), effective as of August 12, 2019, is entered into as of                    , 2019, by and among Hertz Group Realty Operating Partnership, LP, a Delaware limited partnership (the "Partnership"); each Initial Unitholder and each Protected Partner other than the Initial Unitholders, all as identified on Annex A hereto, as amended from time to time; and the representative(s) of the Initial Unitholders as designated in Section 5(a), in each case solely in his or her capacity as representative of the Initial Unitholders and any Protected Partner that becomes a beneficiary of this Agreement (each, a "Representative").

WHEREAS, pursuant to (i) the Contribution Agreements (the "Contribution Agreements") between each of the parties designated as a "Contributor" therein, Hertz Properties Group, LLC, a Delaware limited liability company ("HPG") and the Partnership, dated as of August 12, 2019, and (ii) the Exchange and Subscription Agreements between each of the parties designated as an "Exchanging Member" therein and the Partnership, dated as August 12, 2019, the Initial Unitholders shall contribute their beneficial interests in each property set forth on Annex C hereto to the Partnership on August 12, 2019 in exchange for a combination of OP Units and the assumption of existing debt (each, a "Contribution");

WHEREAS, in consideration for the agreement of the relevant Initial Unitholders to make the Contributions of the Protected Properties, the parties hereto desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                Definitions. Capitalized terms employed herein and not otherwise defined shall have the meaning assigned to them in the Contribution Agreements.

(a)               "Accounting Firm" shall have the meaning set forth in Section 3(e)(ii).

(b)               "Aggregate Initial Built-In Gain" shall mean, for each Protected Property, the sum of the Built-In Gains (determined as of August 12, 2019) of each Protected Partner with respect to such Protected Property. The Aggregate Initial Built-In Gain for each Protected Property is set forth on Annex C hereto, as such Annex C may be updated pursuant to Section 3(d)(i).

(c)               "Agreement" shall have the meaning set forth in the Preamble.

(d)               "Applicable Tax Liability" shall mean:

(i)                 with respect to each Protected Partner that is allocated gain under Code Section 704(c) with respect to a particular Protected Property as a result of a breach of Section 2(a), an amount equal to the product of (A) the amount of Built-In Gain allocated to such Protected Partner under Code Section 704(c) with respect to such Protected Property and the applicable Contribution as a result of such breach (taking into account any adjustments under Code Section 743 or 734 to which such Protected Partner is entitled or that would be available if any applicable intermediate entity classified as a partnership for U.S. federal income tax purposes had made an election under Code Section 754) multiplied by (B) the Effective Tax Rate;

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(ii)              with respect to each Protected Partner that recognizes gain resulting from a disposition of the OP Units of such Protected Partner in a Fundamental Transaction as a result of a breach of Section 2(a), an amount equal to the product of (A) the lesser of (x) the aggregate Built-In Gain for each Protected Partner with respect to all of the Protected Properties as of August 12, 2019 and (y) the amount of gain recognized by such Protected Partner from such Fundamental Transaction multiplied by (B) the Effective Tax Rate, provided, however, that if Built-In Gain has previously been taken into account under clause (i) of this definition of Applicable Tax Liability or in a prior Fundamental Transaction with respect to the Protected Partner, or if such Fundamental Transaction also results in an allocation of Built-In Gain to the Protected Partner described in clause (i) of this definition, the amount of Built-In Gain taken into account for purposes of subclause (A)(x) of this clause (ii) with respect to such Fundamental Transaction shall be reduced by the amount taken into account under clause (i) of this definition prior to or as a result of the Fundamental Transaction or as a result of any prior Fundamental Transaction (and this proviso shall be interpreted and applied so as to avoid double counting of Built-In Gain when calculating any Applicable Tax Liability resulting from a Fundamental Transaction);

(iii)            with respect to each Protected Partner that recognizes gain resulting from a breach of the covenant set forth in Section 2(c), an amount equal to the product of (A) the amount of Built-In Gain allocated to such Protected Partner under Code Section 704(c) with respect to Gateway Center and the Gateway Center Contribution as a result of such breach (taking into account any adjustments under Code Section 743 or 734 to which such Protected Partner is entitled or that would be available if any applicable intermediate entity classified as a partnership for U.S. federal income tax purposes had made an election under Code Section 754) multiplied by (B) the Effective Tax Rate;

For purposes of calculating the amount of Built-In Gain allocated to a Protected Partner under Code Section 704(c) with respect to a particular Protected Property, (i) any "reverse Section 704(c) gain" allocated to such Protected Partner after the date of the Contributions pursuant to Treasury Regulations Section 1.704-3(a)(6) shall not be taken into account and (ii) any Built-In Gain recognized by such Protected Partner pursuant to Code Section 704(c)(1)(B) (i.e., as a result of the distribution of such Protected Property by the Partnership to a partner of the Partnership other than the Protected Partner) and Code Section 737 (i.e., as a result of an in-kind distribution made by the Partnership to the Protected Partner) shall be taken into account.

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(e)               "Built-In Gain" shall mean, with respect to any Protected Partner and a Protected Property at any time, the gain that is allocable to such Protected Partner pursuant to Code Section 704(c) with respect to such Protected Property (or, for purposes of clause (ii) of the definition of Applicable Tax Liability prior to any adjustment pursuant to the proviso of such clause (ii), the gain that would be allocable to such Protected Partner under Code Section 704(c) with respect to such Protected Property if such Protected Property were sold by the Partnership in a taxable sale for fair market value as of August 12, 2019). The initial Built-In Gain for each Initial Unitholder with respect to each Protected Property shall be determined and set forth on Annex B hereto in accordance with Section 3(d)(i). For the avoidance of doubt and notwithstanding the foregoing, the parties acknowledge that any Applicable Tax Liability is calculated with reference to the Built-In Gain for the applicable Protected Partner and Protected Property immediately prior to the breach (to the extent recognized as a result of the breach) and the initial Built-In Gain for a Protected Property will be reduced over time to the extent required under Treasury Regulations Section 1.704-3. The parties hereto agree that any pre-existing adjustments under Section 743 of the Code that are attributable to a Protected Partner with respect to a Protected Property, as determined by the Partnership's accountants, shall be taken into account in determining the amount of Built-In Gain that is allocable to such Protected Partner.

(f)                "Code" means the Internal Revenue Code of 1986, as amended.

(g)               "Contribution" shall have the meaning set forth in the Recitals.

(h)               "Contribution Agreements" shall have the meaning set forth in the Recitals.

(i)                "Effective Tax Rate" shall mean, with respect to a Protected Partner who is entitled to receive a payment under Section 3(a), the highest combined individual U.S. federal, state and local income tax rate (applicable to individuals residing in California) in respect of the income or gain that gave rise to such payment, taking into account the character and type of the income recognized in the hands of the Protected Partner for the taxable year in which the transaction giving rise to such taxes occurred, the varying tax rates applicable to different categories of taxable income and gain and to different taxable years in which taxable income or gain is recognized, taking into account Code Section 199A (if applicable), and, solely to the extent permitted under applicable law, the deductibility of state and local taxes for U.S. federal income tax purposes, provided, however, that in the case of a Protected Partner that is a C corporation for U.S. federal income tax purposes, the Effective Tax Rate shall be based on the combined U.S. federal, state and local corporate income tax rate in respect of the income or gain that gave rise to such payment, taking into account any of the assumptions described above as are applicable to such entity.

(j)                 "Fundamental Transaction" means a merger, consolidation or other combination of the Partnership with or into any other entity, a transfer of all or substantially all of the assets of the Partnership, any reclassification, recapitalization or change of the outstanding equity interests of the Partnership, a conversion of the Partnership into another form of entity, or any other strategic transaction undertaken by the Partnership pursuant to which the OP Units of a Protected Partner are required to be exchanged for cash or equity in any other entity. Notwithstanding the above, a Fundamental Transaction shall not include (i) any transaction to the extent that as part of such transaction a Protected Partner is offered (whether or not such offer is accepted) consideration that would not result in the recognition of Built-In Gain by such Protected Partner (if the consideration were accepted by the Protected Partner) or (ii) a redemption of OP Units pursuant to Section 8.6 of the OP Agreement or other voluntary conversion of OP Units into cash or REIT Shares by a Protected Partner.

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(k)               "Government Entity" means any nation or government, any state, province or other political subdivision thereof, and any agency, authority, department, board, tribunal, commission or instrumentality thereof, and any person exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to any of the foregoing.

(l)                "Initial Notice" shall have the meaning set forth in Section 5(a).

(m)              "Initial Unitholder" shall mean the persons designated on Annex A hereto as receiving OP Units on the date of the Contributions.

(n)               "OP Units" means (i) the limited partnership interests in the Partnership that were received by the Initial Unitholders and (ii) equity interests in an entity treated as a partnership for U.S. federal income tax purposes received by any Protected Partner in exchange for OP Units pursuant to a Fundamental Transaction with respect to which the Protected Partner's tax basis in such equity interests is determined in whole or in part with reference to the Protected Partner's tax basis in such OP Units.

(o)               "Partnership" shall have the meaning set forth in the Preamble.

(p)               "Pass Through Entity" means a partnership, disregarded entity, grantor trust or S corporation for U.S. federal income tax purposes.

(q)               "Permitted Disposition" means a sale, exchange or other disposition of OP Units (i) by a Protected Partner: (a) to such Protected Partner's children, spouse or issue; (b) to a trust for such Protected Partner or such Protected Partner's children (including adopted children), spouse or issue; (c) in the case of a trust that is a Protected Partner, to its beneficiaries, or any of them, whether current or remainder beneficiaries, or to any successor trust or trusts for the benefit of the same beneficiaries; (d) to a revocable inter vivos trust of which such Protected Partner is a trustee; and/or (e) in the case of any partnership or limited liability company that is a Protected Partner, to its partners or members, and (ii) by a party described in clauses (a), (b), (c), (d), or (e) to a partnership, limited liability company or corporation of which the only partners, members or shareholders, as applicable, are parties described in clauses (a), (b), (c), (d), or (e).

(r)                "Permitted Transferee" means a Person that is a permitted transferee for purposes of a transaction qualifying as a Permitted Disposition.

(s)               "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

(t)                "Protected Partner" shall mean (i) each Initial Unitholder; (ii) any Person who holds OP Units and who acquired such OP Units from an Initial Unitholder or another Protected Partner in a Permitted Disposition in which such Person's adjusted basis in such OP Units, as determined for U.S. federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the Initial Unitholder or other Protected Partner in such OP Units and who has notified the Partnership of its status as a Protected Partner, provided all documentation reasonably requested by the Partnership to verify such status, and become a signatory to, and agreed to the terms and conditions of, this Agreement; and (iii) with respect to a Protected Partner that is a Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 3(a) with respect to such Protected Partner and without duplication of any amount otherwise payable to such Protected Partner under Section 3(a), any Person who (x) holds an interest in such Protected Partner, either directly or through one or more Pass Through Entities, and (y) is required to include all or a portion of the income of such Protected Partner in its own gross income.

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(u)               "Protected Period" shall mean the period commencing on the date of Contributions and ending on the twelfth anniversary of the Contributions.

(v)               "Protected Property" shall mean the interests in each property set forth on Annex C transferred to the Partnership in the Contributions, and any property acquired by the Partnership in a transaction pursuant to which the tax basis of such property is determined in whole or in part by reference to the tax basis of such Protected Property.

(w)              "Representative" shall have the meaning set forth in the Preamble.

(x)               "Tax Protection Period Transfer" shall have the meaning set forth in Section 2(a).

(y)               "Treasury Regulations" means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Section 2.                Restrictions on Dispositions of Protected Properties.

(a)               Except as otherwise provided in this Section 2 and subject to Section 3, during the Protected Period, neither the Partnership nor any entity in which the Partnership holds a direct or indirect interest will consummate (i) a sale, transfer, exchange, or other disposition of any Protected Property or any interest therein held by the Partnership directly or indirectly in a transaction that results in an allocation to any Protected Partner of all or any portion of its Built-In Gain with respect to such Protected Property under Code Section 704(c) (including any portion thereof recognized under Code Section 704(c)(1)(B)), (ii) a distribution by the Partnership to a Protected Partner that results in the recognition of all or any portion of the Protected Partner's Built-In Gain with respect to a Protected Property under Code Section 737, or (iii) any Fundamental Transaction that would result in the recognition of gain by any Protected Partner (any such disposition under clause (i), distribution under clause (ii) or Fundamental Transaction under clause (iii) taking place during the Protected Period, a "Tax Protection Period Transfer"), provided however, that if a Representative (in his or her capacity as such) expressly consents to such Tax Protection Period Transfer in writing, the Partnership shall not be deemed to be in breach of its obligations hereunder, and no payment shall be due under Section 3(a) as a result of such Tax Protection Period Transfer.

(b)               Neither Section 2(a) nor Section 2(c) shall apply to any Tax Protection Period Transfer in a transaction in which no gain is allocated to or required to be recognized by a Protected Partner, including a transaction qualifying under Code Section 1031, Code Section 351 or Code Section 721 (or any successor statutes) if no gain is allocated to or required to be recognized by a Protected Partner in such transaction.

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(c)               Following the end of the Protected Period, the Partnership shall use reasonable best efforts to structure any sale or other disposition of Gateway Center or any successor Protected Property to Gateway Center as a like-kind exchange (including a "reverse like-kind exchange") governed by Code Section 1031.

(d)               Neither Section 2(a) nor Section 2(c) shall apply to any Tax Protection Period Transfer as a result of the condemnation or other taking of the Protected Property by a Government Entity in an eminent domain or condemnation proceeding or otherwise, provided that the Partnership shall use commercially reasonable best efforts to structure such condemnation or other taking as either a tax-free like-kind exchange under Code Section 1031 or a tax-free reinvestment of proceeds under Code Section 1033, provided further that in no event shall the Partnership be obligated to acquire or invest in any property that it otherwise would not have acquired or invested in.

Section 3.               Indemnification; Liability.

(a)               Payment for Breach. Except as otherwise provided in this Agreement, in the event of a Tax Protection Period Transfer described in (a) or a breach of the covenant set forth in Section 2(c), the Partnership shall pay to such Protected Partner an amount equal to the sum of (w) the Applicable Tax Liability (if any) attributable to such Tax Protection Period Transfer or such breach of the covenant set forth in Section 2(c), plus (x) an estimated amount equal to the aggregate federal, state, and local income taxes payable by the Protected Partner as a result of the receipt of any payment required under the preceding clause (w) and this clause (x), calculated by applying the Effective Tax Rate that applies with respect to any such additional income.

Any payments due under this Section 3(a) shall be paid in accordance with Section 3(d).

(b)               Exclusive Remedy. The parties hereto agree and acknowledge that the payment obligations of the Partnership pursuant to Section 3(a) hereof shall constitute liquidated damages for any breach by the Partnership of this Agreement, and shall be the sole and exclusive remedy of the Protected Partners for any such breach of this Agreement. No Protected Partner shall bring any claim for specific performance under this Agreement for any breach of this Agreement, other than a claim for performance of the payment obligations set forth in this Section 3, or bring a claim against any Person that acquires a Protected Property from the Partnership in violation of Section 2(a) or Section 2(c).

(c)               Limitations.

(i)               For the avoidance of doubt, the Partnership shall not be liable to any Protected Partner for any income or gain (A) allocated to such Protected Partner with respect to OP Units that is not the result of a breach by the Partnership of its obligations or agreements under this Agreement or (B) resulting from distributions by the Partnership made with respect to the class of limited partnership units in the Partnership that includes the OP Units that are made to all holders of units of such class.

(ii)              No officer, director, limited partner or employee of the Partnership or any of its affiliates (other than the general partner of the Partnership) shall have any liability for any breach of the obligations and agreements of the Partnership under this Agreement.

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(iii)             Except to the extent arising as a result of the Partnership's breach of its obligations under Section 2 of this Agreement, the Protected Partners shall not be entitled to indemnification from the Partnership for any tax liabilities incurred as result of any tax authority treating any portion of the Contribution intended to be a tax-deferred contribution as a taxable exchange (rather than a tax-deferred contribution) for purposes of any tax laws.

(iv)             In the event that (A) a Protected Partner holds equity received in a Fundamental Transaction in which the Protected Partner recognizes gain but such equity is treated as OP Units by reason of clause (ii) of the definition of "OP Units" (e.g. in a partially taxable Fundamental Transaction) or (B) a property is treated as Protected Property by reason of being acquired in a transaction pursuant to which the tax basis of such property is determined in whole or in part by reference to the tax basis of Protected Property (e.g. in a partially taxable transaction), appropriate adjustments shall be made to any payments required under this Agreement so that the Partnership is not required to pay duplicate damages with respect to such OP Units or Protected Property.

(d)               Procedural Matters.

(i)                 The Initial Unitholders have provided the Partnership with an estimated computation of the Aggregate Initial Built-In Gain for each Protected Property in Annex C hereto. Prior to the earlier of (i) any event that could trigger a payment obligation under this Agreement, or (ii) the end of the taxable year of the Partnership that contains the date hereof, the accountants for the Partnership shall determine (i) the final Aggregate Initial Built-In Gain for each Protected Property, at which time Annex C hereto shall be updated to reflect such final amounts, and (ii) each Initial Unitholder's share of the Aggregate Initial Built-In Gain with respect to each Protected Property in Annex B hereto, at which time Annex B hereto shall be updated to reflect such amounts. The sum of the amounts set forth on Annex B hereto (as provided pursuant to the preceding sentence) with respect to each Protected Property shall not exceed the Aggregate Initial Built-In Gain for such Protected Property, as finally determined and reflected on Annex C hereto.

(ii)              In the event that there has been a breach by the Partnership of any of its obligations under this Agreement during the Protected Period for which payment is required under Section 3(a), the Partnership shall provide to each Representative notice of the breach as soon as reasonably practicable thereafter. As soon as reasonably practicable after giving notice described in the preceding sentence (subject to delay pending the receipt of any information requested pursuant to the penultimate sentence of this Section 3(d)(ii)), the Partnership shall be obligated to (i) provide each Representative with a detailed calculation of the amount due under Section 3(a) with respect to such breach for each of the Protected Partners, and (ii) provide each Representative with such evidence or verification as such Representative may reasonably require as to the items necessary to confirm the calculation of such amounts. The Protected Partners and the Representatives agree to cooperate with the Partnership and to provide any information reasonably requested by the Partnership in order to assist the Partnership in making the calculations required under this Section 3(d) with respect to each breach, including without limitation information relating to adjustments under Code Sections 743 and 734, and information relating to the computation of the Effective Tax Rate, and, subject to obtaining such cooperation, the Partnership shall finalize the calculation of the amount due to each Protected Partner with respect to the breach as soon as reasonably practicable, provided, however, that to the extent the Protected Partners and Representatives fail to provide information, the Partnership may make any good faith assumptions with respect to matters for which it does not have adequate information as a result of such failure. Once such amounts have been finalized in accordance with this Section 3(d)(ii), the Partnership shall promptly pay the amounts so due with respect to the breach to the relevant Protected Partners.

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(e)               Dispute Resolution.

(i)                 If the Partnership has breached or violated any of the covenants set forth in this Agreement (or a Protected Partner asserts that the Partnership has breached or violated any of the covenants set forth in this Agreement), the Partnership and the Representative for such Protected Partner agree to negotiate in good faith to resolve any disagreements regarding any such breach or violation and the amount of damages, if any, payable to the Protected Partners under Section 3(a). If the Partnership and the applicable Representative agree as to a breach or covenant violation but disagree as to the amount of damages payable under Section 3(a), and such disagreement cannot be resolved through such negotiations, the Partnership shall consult with its accountants to determine a reasonable calculation of the amount of damages payable, which determination shall be binding absent a determination to the contrary by the Accounting Firm (as defined below) in accordance with this Section 3(e) that the Partnership acted unreasonably.

(ii)              If any disagreement between the Partnership and one or more Protected Partners as to whether the Partnership breached or violated any covenant in this Agreement with respect to such Protected Partners, or any allegation that the Partnership's determination of damages with respect to such Protected Partners was not reasonable cannot be resolved within sixty (60) days after the receipt of a notice of disagreement from the aggrieved party, the Partnership and the applicable Representatives for such Protected Partners shall jointly retain an accounting firm (an "Accounting Firm") selected by the Partnership from a list prepared by the applicable Representatives within thirty (30) days following expiration of such sixty (60) day period of five independent accounting firms. Each accounting firm on such list must be comprised of at least one hundred fifty (150) certified public accountants, and two of the accounting firms on such list must be "Big Four" accounting firms; provided, however, that (i) the requirement for such list to include two Big Four accounting firms shall only apply to the extent that at least two of Big Four accounting firms are not then representing, and have not in the three years prior to the due date of such list represented, the Partnership and/or the REIT with respect to income tax return preparation or the audit of financial statements, (ii) the Partnership shall inform the Representatives of which of the Big Four accounting firms is providing or has during such period provided such representation, and (iii) if the applicable Representatives do not provide a list meeting the requirements of this sentence within such thirty (30) day period the Partnership may select any nationally recognized accounting firm to serve as the Accounting Firm for the relevant disputes. The Accounting Firm will act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach of any of the covenants set forth in this Agreement has occurred and, if so, whether the Partnership's determination of the amount of damages to which the Protected Partner is entitled as a result thereof under Section 3(a) was reasonable). All determinations made by the Accounting Firm with respect to the resolution of any breach or violation of any of the covenants set forth in this Agreement and the reasonableness of the amount of damages payable to the Protected Partners under Section 3(a) shall be final, conclusive and binding on the Partnership and the Protected Partners. If the Accounting Firm determines that the Partnership's calculation of damages was not reasonable, the Accounting Firm shall calculate the proper amount required to be paid. The fees and expenses of any Accounting Firm incurred in connection with any such determination shall be borne by the party that loses the dispute.

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Section 4.               Tax Advice.

(a)               Tax Advice. Each party hereto acknowledges and agrees that it has not received and is not relying upon tax advice from any other party hereto, and that it has and will continue to consult its own tax advisors. The Partnership makes no representation or warranty as to the proper treatment of the Contribution, or the consequences of the transactions and elections contemplated by the Agreement, for U.S. federal income tax purposes or any other tax purposes.

Section 5.                Miscellaneous.

(a)               Appointment/Replacement of Representative. Each Initial Unitholder agrees as a condition to becoming a beneficiary to this Agreement that it will be represented by Isaac Hertz, Sarah Hertz Gordon and William Z. Hertz, and agrees that such Representative(s) will represent and act on behalf of such Initial Unitholder and any successor in interest to the OP Units received by such Initial Unitholder in the Contribution or to equity attributable to such OP Units and treated as OP Units under clause (ii) of the definition thereof (and each hereby irrevocably appoints or shall be deemed to irrevocably appoint the Representative(s) as his, her, or its representative(s)) for the purpose of receiving any notice or giving any notice, consent, approval or waiver required or contemplated in this Agreement, and each agrees that the Partnership shall be fully entitled to rely conclusively on any such notice, consent, approval, waiver or other determination by the Representative(s) as an action by the appointed and authorized representative of the applicable Protected Partners. If at any time there is more than one duly appointed Representative, each Representative shall have all power and authority ascribed to the Representative pursuant to this Agreement. If a Representative dies, resigns as Representative or otherwise ceases to serve as Representative, the Partnership shall be notified in writing (such notification, the "Initial Notice"), and the holders of a majority of the OP Units issued to the Initial Unitholders that are then issued and outstanding shall have the power to designate an individual to serve as a replacement Representative. The Partnership shall be notified in writing of such designation, provided that if the Partnership has not received notice of a replacement Representative designation within thirty (30) days of the receipt of the Initial Notice, the Partnership shall designate a Protected Partner as the replacement Representative and shall provide written notice to all then Protected Partners of such designation, which shall be effective immediately upon delivery of such notice to such Protected Partners.

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(b)               Assignment. No Protected Partner shall assign this Agreement or its rights hereunder to any Person without the prior written consent of the Partnership, which consent shall not be unreasonably withheld, conditioned or delayed, provided that any such assignment undertaken without such consent shall be null and void. For the avoidance of doubt, any transfer of OP Units by a Protected Partner shall be governed by the terms of the OP Agreement.

(c)               Integration, Waiver. This Agreement (including any Annex hereto), the Exchange and Subscription Agreements and the Contribution Agreements embody and constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and statements, whether oral or written. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by a party hereto of any failure or refusal by any other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

(d)               Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to principles of conflicts of laws.

(e)               Captions Not Binding; Annexes. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Annexes attached hereto shall be incorporated by reference as if set out herein in full.

(f)                Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g)               Severability. If any term or provision of this Agreement or the application thereof to any Persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

(h)               No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as stockholders of the REIT, including, without limitation, any right to receive dividends or other distributions made to stockholders of the REIT or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the REIT or any other matter.

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(i)                 Notices. Any notice to be given hereunder by any party to the other shall be given in writing by either (i) personal delivery, or (ii) registered or certified mail, postage prepaid, return receipt requested, and any such notice shall be deemed communicated as of the date of delivery (including delivery by overnight courier, or certified mail). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

As to the Partnership:

Hertz Group Operating Partnership, LP
21860 Burbank Boulevard, Suite 300 South
Woodland Hills, California 91367
Facsimile: 310-584-8104

Telephone: 310-584-8004

Email: johnf@hertzgroup.com
Attention: John D. Forbes, Executive Vice President and General Counsel

With a Copy to:	Goodwin Procter LLP 3 Embarcadero Center San Francisco, CA 94111 Attention: Kelsey Lemaster, Esq. Telephone: (415) 733-6086 Facsimile: (617) 649-1489 Email: klemaster@goodwinlaw.com
As to Initial Unitholders:	Each of the addresses set forth beside the Initial Unitholders and other Protected Partners on Annex A

(j)                 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

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(k)               Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or Annex hereto.

[Signatures Commence on Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the                                 , 2019.

PARTNERSHIP:

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP
a Delaware limited partnership

By:	Hertz Group Realty Trust, Inc.
its sole General Partner

By:
Name: Judah Hertz
Title: CEO

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP	Signature Page	TAX PROTECTION AGREEMENT

INITIAL UNITHOLDER:

By:
Name:
Title:

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP	Signature Page	TAX PROTECTION AGREEMENT

REPRESENTATIVES:

Name:	ISAAC HERTZ

Name:	SARAH HERTZ GORDON

Name:	WILLIAM Z. HERTZ

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP	Signature Page	TAX PROTECTION AGREEMENT

ANNEX A

INITIAL UNITHOLDERS, REPRESENTATIVES, OTHER PROTECTED PARTNERS

INITIAL UNITHOLDERS

Initial Unitholder	Address for Notice

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP	Annex A	TAX PROTECTION AGREEMENT

OTHER PROTECTED PARTNERS

Protected Partners (Other than Initial Unitholders)	Address for Notice

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP	Annex A	TAX PROTECTION AGREEMENT

ANNEX B

PROTECTED PROPERTY, PROTECTED PARTNERS'

SHARE OF INITIAL BUILT-IN GAIN

Protected Property
01 - Gateway Center

Initial Unitholder	Initial Built-In Gain

Totals

Protected Property
02 - 909 Poydras Street

Initial Unitholder	Initial Built-In Gain

Totals

Protected Property
03 - 10 South Broadway

Initial Unitholder	Initial Built-In Gain

Totals

Protected Property
04 - Capital One Tower

Initial Unitholder	Initial Built-In Gain

Totals

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP	Annex B	TAX PROTECTION AGREEMENT

Protected Property
16 - City Centre Jackson

Initial Unitholder	Initial Built-In Gain

Totals

Protected Property
20 - 400 Poydras Street

Initial Unitholder	Initial Built-In Gain

Totals

Protected Property
22 - Center at 600 Vine

Initial Unitholder	Initial Built-In Gain

Totals

Protected Property
23 - Regions Plaza (MS)

Initial Unitholder	Initial Built-In Gain

Totals

Protected Property
25 - Regions Center (LA)

Initial Unitholder	Initial Built-In Gain

Garber-Forbess Family Trust dated November 16, 2004
Totals

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP	Annex B	TAX PROTECTION AGREEMENT

Protected Property
31 - Pinnacle at Jackson Place

Initial Unitholder	Initial Built-In Gain

Totals

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP	Annex B	TAX PROTECTION AGREEMENT

ANNEX C

PROTECTED PROPERTY, ADJUSTED BASIS, AGGREGATE INITIAL BUILT-IN GAIN

Protected Property	Contributing Entity	Capital Contribution[1] (A)	Adjusted Tax Basis as of August 12, 2019 (B)	Aggregate Initial Built-In Gain (A) - (B)
01 - Gateway Center	Hertz Gateway Holdings, LLC[2]
02 - 909 Poydras Center	Hertz 909 Poydras Member, LLC
03 - 10 South Broadway	Hertz 10 South Broadway, LLC
04 - Capital One Tower	Hertz Lake Charles One, LLC
16 - City Centre Jackson	Hertz Jackson City Centre, LLC
20 - 400 Poydras Street	Hertz Texaco Member, LLC
22 - Center at 600 Vine	Hertz 600 Vine Mezzanine, LLC
23 - Regions Plaza (MS)	Hertz Jackson One, LLC
25 - Regions Center (LA)	Plaza Investments II Holdings, L.L.C.[2]
Plaza Investments III Holdings, L.L.C.[2]
31 - Pinnacle at Jackson Place	Hertz Jackson Three Mezzanine, LLC

1 Referred to as the Capital Contribution in Schedule 1.02 of the Contribution Agreement

2 Contributions made to the Operating Partnership by individual members of Contributing Entity

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP	Annex C	TAX PROTECTION AGREEMENT